Exhibit 10.30

                            DEBT SETTLEMENT AGREEMENT


THIS AGREEMENT MADE EFFECTIVE AS OF THE 30th DAY OF SEPTEMBER, 1997 (the "Effective Date").


BETWEEN:

             IDAHO CONSOLIDATED METALS CORP., a company incorporated under the laws of British Columbia having its registered office at P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, B.C., V7X 1K9;

             (the "Company")

AND:

             WILFRED STRUCK, 2303 7th Street, Lewiston, ID 83501

             (the "Creditor")


WHEREAS:

A. As at September 30, 1996, the amount of US$19,204.01 was due and owing to the Creditor by the Company for unpaid wages and interest thereon. As at September 30, 1997, an additional amount of US$1,183.45 was due and owing to the Creditor as interest charged on the outstanding amount. The total amount due and owing to the Creditors is US$20,387.46, being Cdn$28,155.58 (the "Debt"). The parties wish to settle. the Debt through issuance of its common shares to the Creditor;

B. The Creditor has agreed to accept 38,569 common shares without par value (the "Shares") in the capital stock of the Company in settlement of the Debt, such Shares to be issued at a price of Cdn$0.73 per Share;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree with each other (the "Agreement") as follows:

1. On the basis of the representations and warranties of the Creditor contained in this Agreement and subject to the terms of this Agreement, the Company agrees to issue the Shares to or at the direction of the Creditor in full and final settlement of the Debt.

2. For and in consideration of the issuance of the Shares by the Company to the Creditor, the Creditor, for himself, his heirs, executors, administrators, successors and assigns does hereby remise, release and forever discharge the Company, its directors, officers, servants, employees and agents both present and future and their respective heirs, executors, administrators, successors and assigns of and from the Debt and from all manner of actions, causes of action, suits, contracts, claims, demands or damages of any kind whatsoever in respect of the Debt that the Creditor has ever had, now has or the Creditor or his heirs, executors, administrators, successors or assigns may have in the future in respect of the Debt as against the


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Company or against any of its directors, officers, servants, employees or agents both present and future and their respective heirs, executors, administrators, successors and assigns.

3. Upon execution of this Agreement the Creditor shall immediately discontinue the prosecution of any action or proceeding of any kind whatsoever in respect of the Debt and shall remove all liens, charges and encumbrances of any kind whatsoever filed by or on behalf of the Creditor against the Company or any of its assets or against any of its directors, officers, servants, employees or agents or their assets.

4. This Agreement is subject to all necessary approvals of the Vancouver Stock Exchange, and the Executive Director of the B.C. Securities Commission (the "Regulators"). If these approvals are not obtained by the 31st day of December, 1997 , this Agreement shall then be null and void.

5. Subject to the Creditor having first complied with paragraph 3, the Company shall deliver a share certificate representing the Shares to the Creditor at his address shown on the first page of this Agreement within ten days of receiving written notice of the last of the approvals of the Regulators.

6. The Creditor acknowledges that this Agreement is not being entered into and the Shares are not being acquired by the Creditor as a result of any material information about the Company's affairs that has not been publicly disclosed.

7. The Creditor understands and acknowledges that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state of the United States, in reliance upon certain exemptions for transactions not involving a public offering, and that the Shares must be held indefinitely and cannot be resold to any person in the United States unless resold pursuant to an offering registered under the Securities Act and under certain state securities laws, or unless an exemption from registration is available. The Creditor understands and acknowledges that certificates representing the Shares will be endorsed with restrictive legends which are required by applicable securities laws and regulations.

8. In the event of any subdivision, consolidation or other change in the share capital of the Company prior to the issuance of the Shares, the number of Shares issued pursuant to this Agreement shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

9. Time shall be of the essence in this Agreement.

10. This Agreement is subject to, governed by and construed in accordance with the laws of the Province of British Columbia.

11. All references to funds in this Agreement are in Canadian funds.

12. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13. The parties hereto agree to execute and deliver all such further documents and other writings of any kind whatsoever and all such further acts and things as are reasonably required to carry out the full intent and meaning of this Agreement.


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14.  Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

15. This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, covenants or agreements collateral hereto other than as contained herein.

16. This Agreement may be signed by facsimile and in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this written Agreement effective as of the Effective Date.


THE CORPORATE SEAL of IDAHO             )
CONSOLIDATED METALS CORP. was           )
hereunto affixed in the presence of:    )
                                        )              c/s
                                        )
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                                        )
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SIGNED, SEALED & DELIVERED              )
by WILFRIED STRUCK                      )
in the presence of:                     )
                                        )
                                        )
                                        )
--------------------------------------  )      ---------------------------------
Signature of Witness                    )      WILFRIED STRUCK
                                        )
Name:                                   )
     ---------------------------------  )
Address:                                )
         -----------------------------  )
                                        )
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Occupation:                             )
           ---------------------------  )



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